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                                                                   Exhibit 23.2


                                DURLAND & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

                           A PROFESSIONAL ASSOCIATION
                          340 ROYAL PALM WAY, 3RD FLOOR
                              PALM BEACH, FL 33480
                           (561) 822-9595 FAX 822-0942



PICK Communications Corp.
8401 N.W. 53rd Terrace
Miami, Florida 33166

                          INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:

We hereby consent to the inclusion in the Registration Statement of PICK Communications Corp. on Form S-8 Prospectus constituting part of the report, dated April 29, 1998, on the financial statements of the company, as of December 31, 1997 and 1996 and for the years then ended. We also consent to the reference to our firm under the caption "Experts" in such prospectus.

Palm Beach, Florida
November 12, 1999


                                             /s/ Durland & Company, CPAs, P.A.
                                             ----------------------------------
                                             Durland & Company, CPAS, P.A.